UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 20, 2007
Rex Energy Corporation (Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1975 Waddle Road, State College, Pennsylvania 16803
(Address of Principal Executive Office and Zip Code)

(814) 278-7267
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 20, 2007, Rex Energy Corporation (the “Company”) promoted William L. Ottaviani to the position of Chief Operating Officer of the Company.  Since August 8, 2007, Mr. Ottaviani served as the Company’s Senior Vice President of Reservoir Engineering. From 1982 until 2007, Mr. Ottaviani served in various management, engineering, operational and staff assignments for Chevron and its affiliated companies, with assignments in California, Louisiana, Indonesia and Angola.  During his Angola assignment from 2002 until 2007, Mr. Ottaviani served as both a Senior Petroleum Engineering Advisor and Asset Development Manager.  He received his Bachelor of Science degree in Petroleum and Natural Gas Engineering from Pennsylvania State University and his M.B.A. from California State University, Bakersfield.  Mr. Ottaviani is 47 years old.

As Chief Operating Officer, Mr. Ottaviani will be responsible for the management of all production and developmental drilling operations of the Company and will report to the Company’s Chief Executive Officer and its President.  Following the promotion of Mr. Ottaviani, Thomas F. Shields, the Company’s President and the prior Chief Operating Officer, will lead the Company’s reservior, engineering, exploration and business development activities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

	By:	/s/ Benjamin W. Hulburt
Benjamin W. Hulburt
Chief Executive Officer

Date: November 21, 2007